UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2017

PC Connection, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 MILFORD ROAD,
MERRIMACK, NEW HAMPSHIRE, 03054

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code:  (603) 683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Third Amended and Restated Credit and Security Agreement

PC Connection, Inc., a Delaware corporation (the “Company”), entered into a Third Amended and Restated Credit Agreement on February 24, 2012, by and among the Company, the guarantors party thereto, the lenders from time to time party thereto, and Citizens Bank, N.A., as Agent for the lenders,  pursuant to which the Company renewed for an additional five years its existing $50.0 million secured revolving credit facility, which may be increased to $80.0 million at the option of the Company in certain circumstances. The credit facility includes various customary financial ratios and operating covenants, including minimum net worth and maximum funded debt ratio requirements, and default acceleration provisions. On February 10, 2017,  the Company, as borrower, and GovConnection, Inc., PC Connection Sales Corporation, MoreDirect, Inc. and GlobalServe, Inc., as guarantors, entered into the Second Amendment to Third Amended and Restated Credit and Security Agreement (the “Amendment”) with Citizens Bank, N.A., as Agent and lender.

Terms of the revolving credit facility modified by the Amendment include the following:

•	extension of the maturity date of the revolving credit facility to February 10, 2022;
•	modification of the definitions of Eurodollar Rate and LIBOR Advantage Rate to refer to the ICE Benchmark Administration;
•

an increase in certain thresholds for permitted acquisitions and for indebtedness permitted to be incurred in connection with permitted acquisitions, permitted vendor debt and purchase money and capital lease indebtedness;

•

modification of the Minimum Consolidated Net Worth financial covenant to increase the minimum amount required to be maintained to $346,694,000 as of September 30, 2016 plus 50% of consolidated net income for each quarter, beginning with the quarter ending December 31, 2016.

In connection with the Amendment, the Company paid a one-time facility fee to the lender. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

10.1Second Amendment to Third Amended and Restated Credit and Security Agreement, dated as of February 10, 2017, by and among PC Connection, Inc., as Borrower, GovConnection, Inc., PC Connection Sales Corporation, MoreDirect, Inc. and GlobalServe, Inc., as Guarantors,  and Citizens Bank, N.A., as Lender and Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC CONNECTION, INC.

Date: February 16, 2017	By:	/s/ Timothy McGrath
Timothy McGrath
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Second Amendment to Third Amended and Restated Credit and Security Agreement, dated as of February 10, 2017, by and among PC Connection, Inc., as Borrower, GovConnection, Inc., PC Connection Sales Corporation, MoreDirect, Inc. and GlobalServe, Inc., as Guarantors, and Citizens Bank, N.A., as Lender and Agent.